As filed with the Securities and Exchange Commission on April 16, 2021
Registration No. 333-253332
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT
NO. 1 TO
FORM F-1 on FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Seanergy Maritime Holdings Corp.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	4412	N.A.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue
166 74 Glyfada
Greece
Tel: +30 213 0181507
(Address and telephone number of Registrant’s principal executive offices)
With copy to:
Will Vogel
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680 (Phone)
(302) 738-7210 (Fax)
(Name, Address and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†     The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On February 19, 2021, Seanergy Maritime Holdings Corp. (the “Company”) filed a registration statement on Form F-1 (File No. 333-253332) with the Securities and Exchange Commission (the “SEC”) on March 5, 2021 filed a pre-effective amendment thereto and on March 24, 2021 filed a prospectus supplement thereto (as amended, the “Registration Statement”). The Registration Statement was declared effective on March 12, 2021. This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 is being filed to (i) convert the registration statement on Form F-1 to a registration statement on Form F-3 and (ii) update certain other information in the prospectus relating to the offering and sale of the common shares that were registered for resale on the Registration Statement.
No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 16, 2021
PROSPECTUS
43,738,900 Common Shares
Offered by the Selling Shareholders

Seanergy Maritime Holdings Corp.
This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” or the Selling Shareholders, of an aggregate of up to 43,738,900 of our common shares, consisting of: (i) 3,489,486 common shares, par value $0.0001 per share, (ii) 7,986,913 common shares issuable upon exercise of a common share purchase warrant to purchase common shares at an exercise price of $0.70 per common share, and (iii) 32,262,501 common shares issuable upon conversion of certain outstanding convertible promissory notes, at a conversion price of $1.20 per common share.
We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholders. We may receive proceeds from the cash exercise of the common share purchase warrant which, if exercised in cash with respect to all of the 7,986,913 common shares underlying such warrant, would result in gross proceeds of approximately $5,590,839 to us. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the common shares.
The Selling Shareholders may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
Our common shares are listed on the Nasdaq Capital Market under the symbol “SHIP”. On April 15, 2021, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.9789 per share. During the first quarter of 2021, the trading price of our common shares has increased significantly, which we believe is primarily attributable to the announcement of certain debt restructuring transactions in January 2021, our regaining compliance, on February 11, 2021, with Nasdaq listing rules concerning the minimum bid price of our common stock, and positive developments in the Capesize market, which is our area of operations. On December 31, 2020, the closing price of our common shares on the Nasdaq Capital Market was $0.5376 per share, while on February 16, 2021, the closing price was $2.26. There is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects.
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

i

ABOUT THIS PROSPECTUS
As permitted under the rules of the U.S. Securities and Exchange Commission, or the Commission, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece. Our telephone number is +30 213 0181507. See “Where You Can Find More Information.”
You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.
We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:
•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;
•	changes in seaborne and other transportation patterns;
•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;
•	changes in the number of newbuildings under construction in the dry bulk shipping industry;
•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan or financing arrangements covenants;
•	the aging of our fleet and increases in operating costs;
•	changes in our ability to complete future, pending or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our expanded fleet;
•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;
•
changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of V.Ships Limited, or V.Ships, and V.Ships Greece Ltd., or V.Ships Greece, our technical managers, and Fidelity Marine Inc., or Fidelity, our commercial manager;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;
•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;
•	damage to our vessels;
•	potential liability from future litigation and incidents involving our vessels;
•	our future operating or financial results;
•	acts of terrorism, other hostilities, pandemics or other calamities (including, without limitation, the worldwide novel coronavirus, or COVID-19, outbreak);
•	risks associated with the length and severity of the ongoing COVID-19 outbreak, including its effects on demand for dry bulk products, crew changes and the transportation thereof;
•	changes in global and regional economic and political conditions;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;
•	our ability to continue as a going concern; and
•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the U.S. Securities and Exchange Commission, or the Commission, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. Certain of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts in jurisdictions outside of the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.
v

PROSPECTUS SUMMARY
This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2020.
Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “Seanergy,” “we,” “us” and “our” refer to Seanergy Maritime Holdings Corp. and all of its subsidiaries, and “Seanergy Maritime Holdings Corp.” refers only to Seanergy Maritime Holdings Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
Overview
We are Seanergy Maritime Holdings Corp., an international shipping company specializing in the worldwide seaborne transportation of dry bulk commodities, primarily iron ore and coal. Our fleet currently consists of eleven modern-design Capesize vessels. We are the only pure-play Capesize shipping company listed in the U.S. capital markets. We believe we have established a reputation in the international dry bulk shipping industry for operating and maintaining vessels with high standards of performance, reliability and safety. Our management team is comprised of executives with extensive experience operating large and diversified fleets, who have strong relationships with a growing number of international charterers.
We manage our vessels’ operations, insurances, claims and bunkering and have the general supervision of our third-party technical and commercial managers. Pursuant to technical management agreements with our vessel owning or operating subsidiaries, V.Ships and V.Ships Greece, both independent third parties, provide technical management for our vessels that includes general administrative and support services, such as crewing and other technical management, accounting related to vessels and provisions. Fidelity, an independent third party, provides exclusive commercial management services for all of the vessels in our fleet pursuant to a commercial management agreement with Seanergy Management Corp., or Seanergy Management, our wholly owned ship management subsidiary. Seanergy Management provides us with certain other management services. Seanergy Shipmanagement provides certain technical management services to the Leadership and the Goodship.
Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is: The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 154 Vouliagmenis Avenue, 166 74  Glyfada, Greece. Our principal executive office telephone number is +30 213 0181507. Our corporate website address is www.seanergymaritime.com. The information contained on our website does not constitute part of this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING
Common shares outstanding
156,215,613 common shares
Common shares offered by the Selling Shareholders
An aggregate of up to 43,738,900 of our common shares, consisting of: (i) 3,489,486 common shares, par value $0.0001 per share, (ii) 7,986,913 common shares issuable upon exercise of a common share purchase warrant to purchase common shares at an exercise price of $0.70 per common share, and (iii) 32,262,501 common shares issuable upon conversion of certain outstanding convertible promissory notes, at a conversion price of $1.20 per common share.
Terms of the offering
The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
Use of proceeds
The Selling Shareholders will receive all of the proceeds from the sale of any common shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholders.
However, we may receive proceeds from the cash exercise of the common share purchase warrant which, if exercised in cash with respect to all of the 7,986,913 common shares underlying such warrant, would result in gross proceeds of approximately $5,590,839 to us.
The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the common shares.
See “Use of Proceeds” in this prospectus.
Listing
Our common shares, Class A Warrants, and Class B Warrants are listed on the Nasdaq Capital Market under the symbols “SHIP”, “SHIPW”, and “SHIPZ”, respectively.
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

The number of our common shares issued and outstanding as shown above is based on 156,215,613 common shares issued and outstanding on April 15, 2021 and excludes, as of such date:
•
47,916 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $480.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
301,875 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $16.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•
113,970 common shares issuable upon the exercise of Class B warrants issued to Jelco Delta Holding Corp., or Jelco, pursuant to a Securities Purchase Agreement dated May 9, 2019, at an exercise price of $16.00 per share;

•
13,125 common shares issuable upon the exercise of a representative’s warrant issued to Maxim Group LLC in connection with our public offering which closed on May 13, 2019, at an exercise price per share of $16.00, which warrant expires in May 2022;

•
110,281 common shares issuable upon the exercise of a representative’s warrant issued to Maxim Group LLC in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $3.40, which warrant expires in March 2023;

•
273,046 common shares issuable upon the exercise of outstanding Class D warrants at an exercise price of $1.60 per share, which warrants were issued in our public offering which closed on April 2, 2020 and expire in April 2025;

•
8,732,713 common shares issuable upon the exercise of outstanding Class E Warrants at an exercise price of $0.70 per share, which warrants were issued in our underwritten public offering which closed on August 20, 2020 and which expire in August 2025;

•
32,262,501 common shares, registered for resale hereunder, issuable upon the conversion of outstanding convertible promissory notes that we issued to Jelco, at a conversion price of $1.20 per common share;

•
7,986,913 common shares, registered for resale hereunder, issuable upon the exercise of the common share purchase warrant that we issued to Jelco on January 8, 2021, at an exercise price of $0.70 per common share, which expires in January 2026; and

•
8,571,428 common shares, which could be issued upon the exercise by Jelco of an option (on or before April 26, 2021), to purchase up to 4,285,714 additional units at a price of $0.70 per unit, each unit to immediately separate upon its issuance into one common share and one warrant to purchase a common share, in exchange for the forgiveness of principal under a credit facility in an amount equal to the aggregate purchase price of the units, and upon the subsequent exercise of the warrants issued.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholders.” However, we may receive proceeds from the cash exercise of the common share purchase warrant held by the Selling Shareholders which, if exercised in cash with respect to all of the 7,986,913 common shares underlying such warrant, would result in gross proceeds of approximately $5,590,839 to us.
The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholders in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2020:
•	on an actual basis;
•
on an as adjusted basis, to give effect to events that have occurred between January 1, 2021 through April 15, 2021: (a) $4.9 million of installments paid under our secured long-term debt and other financial liabilities since December 31, 2020, (b) $21.6 million prepayment of the full balance of the amended and restated Entrust loan facility entered into on June 11, 2018, (c) $0.6 million prepayment of the ATB loan facility pursuant to the terms of the supplemental agreement entered into on February 12, 2021, (d) the sale of 44,150,000 common shares related to our registered direct offering which closed on February 19, 2021 at a price of $1.70 per common share, in exchange for gross proceeds of $75.1 million, or net proceeds of $70.0 million after deducting an amount of $5.1 million concerning underwriting expenses, commissions related to the offering and other fees, (e) 32,163,715 common shares issued through April 15, 2021 following exercises of Class E warrants in exchange for gross and net proceeds of $22.5 million (f) 7,986,913 units issued to Jelco pursuant to the Securities Purchase Agreement entered into on December 30, 2020 in exchange for settlement of (i) payment of accrued and unpaid interest under the Jelco loan facilities and convertible notes through December 31, 2020 in an aggregate amount of $4.3 million and (ii) an amendment fee of $1.2 million, each unit consisting of one common share of the Company (or, at Jelco’s option, one pre-funded warrant in lieu of such common share) and one warrant to purchase one common share at an exercise price of $0.70 (7,986,913 common shares have been issued and all warrants remain outstanding), (g) prepayment of $12.0 million under two of the Jelco loans pursuant to the mandatory prepayment terms of the Securities Purchase Agreement and the Omnibus Supplemental Agreements entered into with Jelco on December 30, 2020 using proceeds from the exercise of Class E warrants and the February 2021 registered direct offering, and (h) the issuance of 3,600,000 restricted shares of common stock pursuant to our equity incentive plan issued on January 18, 2021; and

•
on an as further adjusted basis, to give effect to: (i) the exercise of the warrant issued to Jelco on January 8, 2021 to purchase 7,986,913 common shares at an exercise price of $0.70 per common share and (ii) the issuance of 32,262,501 common shares upon the conversion of $38.7 million principal amount under certain convertible notes held by Jelco.

There have been no significant adjustments to our capitalization since December 31, 2020 through April 15, 2021, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements included in our Annual Report on Form 20-F for year ending December 31, 2020, which is incorporated by reference herein.
(All figures in thousands of U.S. dollars, except for share amounts)	Actual (unaudited)	As Adjusted (unaudited)*	As Further Adjusted (unaudited)*
Debt:
Long-term debt and other financial liabilities (net of deferred finance costs and debt discounts of $3,527)	169,762	130,718	130,718
Convertible notes (net of deferred finance costs and debt discounts of $5,839)	14,516	14,516	—
Total debt	184,278	145,234	130,718

Shareholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued	—	—	—
Common shares, $0.0001 par value; 500,000,000 authorized shares as at December 31, 2020; 68,314,985 shares issued and outstanding as at December 31, 2020; 156,215,613 shares issued and outstanding as adjusted; 196,465,027 shares issued and outstanding as further adjusted	$7	$16	$20
Additional paid-in capital	490,284	582,761	627,063

(All figures in thousands of U.S. dollars, except for share amounts)	Actual (unaudited)	As Adjusted (unaudited)*	As Further Adjusted (unaudited)*
Accumulated deficit	(394,597)	(394,597)	(418,796)
Total Shareholders’ equity	95,694	188,180	208,287
Total capitalization	279,972	333,414	339,005
*
The As Adjusted Additional paid-in capital and the accumulated deficit do not include the incentive plan charges from January 1, 2021 through April 15, 2021 for the shares of common stock issued pursuant to our equity incentive plan.

SELLING SHAREHOLDERS
This prospectus relates to up to 43,738,900 common shares that the Selling Shareholders may sell in one or more offerings, consisting of: (i) 3,489,486 common shares, par value $0.0001 per share, (ii) 7,986,913 common shares issuable upon exercise of a common share purchase warrant to purchase common shares at an exercise price of $0.70 per common share, and (iii) 32,262,501 common shares issuable upon conversion of certain outstanding convertible promissory notes, at a conversion price of $1.20 per common share.
On December 30, 2020, we entered into definitive documentation for a restructuring transaction with Jelco, pursuant to which all maturities under certain loan facilities and convertible notes provided by Jelco were extended to December 2024 (the “Jelco Restructuring Transactions”). The common shares registered hereunder were issued on January 8, 2021 (or on March 24, 2021 upon the exercise of a pre-funded common share purchase warrant issued on January 8, 2021), or are issuable upon the exercise of a common share purchase warrant held by Jelco issued on January 8, 2021, or upon conversion of convertible notes held by Jelco which were amended on December 31, 2020, in each case in connection with the Jelco Restructuring Transactions. The common shares registered hereunder are being registered for resale pursuant to the registration rights agreement dated December 31, 2020 entered into in connection with the Jelco Restructuring Transactions. For more information on the Jelco Restructuring Transactions, see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements – Jelco Restructuring Transactions” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, incorporated by reference herein.
The registration of these common shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by any of the Selling Shareholders under this prospectus. The Selling Shareholders identified below may in the future hold or acquire our common shares or warrants to purchase our common shares in addition to the securities described herein, subject to the terms of the Securities Purchase Agreement restricting Jelco’s beneficial ownership to 9.99% of our outstanding common shares. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.
To our knowledge, the Selling Shareholders do not have nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described in this prospectus and the documents incorporated by reference herein.
The following table sets forth certain information with respect to each Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of common shares offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares held by the Selling Shareholders) are sold.
We have prepared the following table based on information supplied to us by the Selling Shareholders on or prior to the date hereof, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the Commission regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, common shares underlying warrants held by that selling stockholder that are exercisable as of the date hereof, or exercisable within 60 days after the date hereof, are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The calculation of percentage of beneficial ownership is based on 156,215,613 common shares issued and outstanding as of April 15, 2021. The number of common shares owned prior to this offering and the number of common shares owned following this offering in the table below do not give effect to the beneficial ownership blockers contained in the warrants and convertible notes held by the Selling Shareholders, but the percentages in the table below do give effect to such beneficial ownership blockers.

Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering	Percentage of Outstanding Shares Owned Prior to This Offering(1)	Maximum Number of Common Shares Which May Be Sold in This Offering	Number of Shares Owned Following This Offering(2)	Percentage of Outstanding Shares Owned Following This Offering(2)
Jelco Delta Holding Corp.(3)	52,424,298	9.99%	43,738,900	8,685,398	4.2%
(1)	Based on 156,215,613 common shares issued and outstanding as of April 15, 2021.
(2)
Based on 156,215,613 common shares issued and outstanding as of April 15, 2021, and assuming all shares offered hereby underlying warrants and convertible notes are issued, the Selling Shareholder sells all common shares offered pursuant to this prospectus and no common shares are issued pursuant to other outstanding warrants of the Company.

(3)
The common shares beneficially owned by Jelco include (i) 113,970 common shares issuable upon exercise of the Class B Warrants held by Jelco, (ii) 32,262,501 common shares issuable upon conversion of certain convertible promissory notes held by Jelco, (iii) 7,986,913 common shares issuable upon exercise of a common share purchase warrant at an exercise price of $0.70 per common share issued on January 8, 2021, and (iv) 4,285,714 common shares, and 4,285,714 common shares underlying the common share purchase warrant, which Jelco has an option to acquire pursuant to the Securities Purchase Agreement, in each case subject to a 9.99% beneficial ownership blocker. The number of shares owned reported in this paragraph and in the table above do not give effect to such 9.99% beneficial ownership blockers, but the percentages in the table above do give effect to such beneficial ownership blockers.

PLAN OF DISTRIBUTION
The common shares covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each Selling Shareholder as a pledge, gift, partnership distribution or other sale in any privately negotiated transaction, or non-sale related transfer. The number of shares beneficially owned by a Selling Shareholder may decrease as and when it effects any such transfers. The plan of distribution for the Selling Shareholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be Selling Shareholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.
The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The Selling Shareholders may also make sales in negotiated transactions. The Selling Shareholders may offer their shares from time to time pursuant to one or more of the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	public or privately negotiated transactions;
•
on the Nasdaq Capital Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the common shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
•	to cover short sales;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
In connection with distributions of the common shares or otherwise, the Selling Shareholders may:
•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume;
•	sell the common shares short and redeliver the common shares to close out such short positions;
•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and
•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.
In addition to the foregoing methods, the Selling Shareholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The Selling Shareholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a Selling Shareholder for purposes of this prospectus. The Selling Shareholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the common shares of common stock, and if the Selling Shareholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares of common stock from to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the Selling Shareholder, in order for the common shares to be sold under this registration statement, unless permitted by law, we must file a prospectus supplement and/or amendment to this registration statement amending the list of Selling Shareholders to include the pledgee, secured party or other successors in interest of the Selling Shareholder under this prospectus.

The Selling Shareholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations in certain circumstances.
Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the common shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the common shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).
In offering the common shares covered by this prospectus, the Selling Shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the Selling Shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.
The Company is required to pay all fees and expenses incident to the registration of the common shares other than broker and underwriter fees and commissions or legal fees or other costs of the Selling Shareholders.
The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
There can be no assurance that the Selling Shareholders will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.
In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The Selling Shareholders and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

EXPENSES
We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee	$8,368
Legal fees and expenses	$45,000
Accounting fees and expenses	$30,000
Miscellaneous fees and expenses	$1,632
Total	$85,000
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.
EXPERTS
The consolidated financial statements of Seanergy Maritime Holdings Corp. appearing in Seanergy Maritime Holdings Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras Street, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Commission a registration statement with respect to the common shares offered hereby. This prospectus is a part of that registration statement, which includes additional information. This prospectus does not contain all of the information set forth in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:
•	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 31, 2021.
We are also incorporating by reference any documents that we file with the Commission after the date of the filing of this post-effective amendment to the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we file with or furnish to the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Attn: General Counsel, Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece, Tel: +30 2130181507. Alternatively, copies of these documents are available via our website (http://www.seanergymaritime.com/). The information on our website is not incorporated by reference into this prospectus.

43,738,900 Common Shares

Offered by the Selling Shareholders

PROSPECTUS
   , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers
Under Article VII of our third amended and restated bylaws and under Section 60 of the BCA, we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding . However, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Under Section 60 of the BCA and our third amended and restated bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
In addition, under Section 60 of the BCA and under our third amended and restated bylaws, we may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Furthermore, and as provided by both our third amended and restated bylaws and Section 60 of the BCA, when a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such matter.
Likewise, pursuant to our third amended and restated bylaws and Section 60 of the BCA, expenses (our third amended and restated bylaws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. The third amended and restated bylaws further provide that with respect to other employees and agents, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.
Both Section 60 of the BCA and our third amended and restated bylaws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any person’s official capacity and/or as to action in another capacity while holding office.
Under both Section 60 of the BCA and our third amended and restated bylaws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity regardless of whether the corporation would have the power to indemnify such person against such liability under the foregoing.
Under Section 60 of the BCA (and as provided in our third amended and restated bylaws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our third amended and restated bylaws, any repeal or modification of Article VII of our third amended and restated bylaws shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
In addition to the above, our third amended and restated bylaws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation.”
Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.	Exhibits
The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.
Item 10.	Undertakings
The undersigned registrant hereby undertakes:
(a)	Under Rule 415 of the Securities Act,
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Not applicable.
(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that :
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l) Not applicable

Exhibit List
Exhibit Number	Description
1.1	Form of Underwriting Agreement †

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s report on Form 6-K furnished with the Commission on March 19, 2019).

5.1
Opinion of Watson Farley & Williams LLP as to the validity of the securities (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1 (333-253332) filed with the SEC on February 19, 2021).

8.1
Opinion of Watson Farley & Williams LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form F-1 (333-253332) filed with the SEC on February 19, 2021).

23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.*

23.2	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Company’s Registration Statement on Form F-1 (333-253332) filed with the SEC on February 19, 2021).
*	Filed herewith
†
To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on April 16, 2021.
SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name:	Stamatios Tsantanis
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stamatios Tsantanis and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 16, 2021 in the capacities indicated.
Signature	Title

/s/ Stamatios Tsantanis	Director, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Stamatios Tsantanis

/s/ Stavros Gyftakis*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Stavros Gyftakis

/s/ Christina Anagnostara*	Director
Christina Anagnostara

/s/ Dimitrios Anagnostopoulos*	Director
Dimitrios Anagnostopoulos

/s/ Elias Culucundis*	Director
Elias Culucundis

/s/ Ioannis Kartsonas*	Director
Ioannis Kartsonas
*	Pursuant to power of attorney
By:	/s/ Stamatios Tsantanis
Stamatios Tsantanis

AUTHORIZED REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware on April 16, 2021.
PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director